UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Virtusa Corporation

(Name of Registrant as Specified In Its Charter)

New Mountain Vantage LO, L.P.

New Mountain Vantage Focus, L.P.

New Mountain Vantage (California) II, L.P.

New Mountain Vantage, L.P.

New Mountain Vantage Co-Invest II, L.P.

New Mountain Vantage GP, L.L.C.

New Mountain Vantage Advisers, L.L.C.

Michael J. Baresich

Ramakrishna Prasad Chintamaneni

Patricia B. Morrison

Chad Fauser

Nadia Shouraboura

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing contains a letter sent by New Mountain Vantage to Virtusa Corporation on July 27, 2020.

New Mountain Vantage Advisers, L.L.C.

787 Seventh Ave., 49th Floor

New York, NY 10019

July 27, 2020

VIA COURIER AND ELECTRONIC MAIL

Virtusa Corporation

132 Turnpike Road

Southborough, MA 01772

Attention: Ranjan Kalia, Corporate Secretary

E-mail: rkalia@virtusa.com

Re:	Demand to Inspect Corporate Books and Records Pursuant to Section 220 of the General Corporation Law of the State of Delaware.

Ladies and Gentlemen:

New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company (“New Mountain” or the “Holder”), and its affiliates are, as of 5:00 pm Eastern Standard Time on July 24, 2020, the beneficial owners of approximately 2,899,665 shares of the outstanding common stock, par value $0.01 per share (the “Common Stock”), of Virtusa Corporation, a Delaware corporation (“Virtusa” or the “Company”), including 200 shares of Common Stock which are held in record name, and have entered into derivative agreements in the form of cash settled swaps with respect to 352,382 shares of Common Stock.

For purposes of the information sought in this demand, references to Virtusa shall include Virtusa’s subsidiaries.

Pursuant to Section 220 of the General Corporation Law of the State of Delaware (the “DGCL”), as the beneficial and record owner of the shares of Common Stock as described above, the Holder hereby demands that it and its attorneys, representatives and agents be provided access to copies of the records of the Company described below. In light of the COVID-19 pandemic, the Holder requests that complete and unredacted copies of these records be provided to counsel for the Holder identified below, rather than granting access to inspect and receive copies at the Company’s principal office.

1. Corporate Books and Records

(a) Records Related to Margin Improvement: All written or electronic documents or other records relating to information provided to, or prepared by or on behalf of, the Company’s board of directors (the “Board”), any committee thereof (each, a “Committee”) or the individual members of the Board or any Committee over the last five (5) years, regarding improvement to the Company’s net and gross margins, the strategies implemented (or to be implemented) to achieve such improvement, the anticipated timing for the achievement of such improvement, and the oversight by the Board or any Committee thereof of management with respect to the achievement of the Company’s stated margin objectives and the Company’s public disclosures with respect thereto, including, without limitation, (i) the determination that margin improvement is one pillar in the Company’s “three pillar strategy” (as described in the Company’s earnings call for the Fourth Quarter of 2020); (ii) when that determination was made and (iii) whether, and to what extent, margins have improved as a result of this strategy. This request includes, without limitation, copies of all minutes of meetings of, or presentations made to, the Board or any Committee discussing or considering the improvement to the Company’s margins or profitability or public disclosures with respect thereto, as well as all analyses, recommendations and summaries, in written or electronic form, or other materials prepared by outside consultants or advisors to the Company, Board and/or any Committee with respect to these matters.

(b) Records Related to Revenue Diversification: All written or electronic documents or other records relating to information provided to, or prepared by or on behalf of, the Board, any Committee or the individual members of the Board or any Committee over the last five (5) years, regarding the diversification of the Company’s revenue sources, by customer and industry, and the Company’s profitable revenue growth strategy as referenced in prior public disclosures of the Company. This request includes, without limitation, copies of all minutes of meetings of, or presentations made to, the Board or any Committee discussing or considering revenue diversification and related strategies to achieve the same, as well as all analyses, recommendations and summaries, in written or electronic form, or other materials prepared by outside consultants or advisors to the Company, Board and/or any Committee with respect to these matters.

(c) Management Compensation: All written or electronic documents or other records relating to information provided to, or prepared by or on behalf of, the Board, any Committee or the individual members of the Board or any Committee over the last five (5) years, regarding the setting or review of the compensation of the Chief Executive Officer, President and/or Chief Financial Officer, including, without limitation, information related to the extent to which compensation of these individuals is, or should be, calibrated to total shareholder returns and the influence over compensation arrangements (and the methodology for the determination thereof) of the Chairman and Chief Executive Officer. This request includes, without limitation, (i) any analyses, information, recommendations and summaries, in written or electronic form, or other materials from compensation consultants or advisers with respect to the foregoing; (ii) materials relating to the relationship between compensation and revenue growth or adjusted operating income metrics and (iii) Board or Committee books, presentations, or other materials provided to the Board, any Committee, or any individual Board or Committee member relating to compensation for the specified individuals.

(d) Director Selection and Review Process: All written or electronic documents or other records relating to the Company’s process of selecting directors for the Board or reviewing performance of Board members over the last five (5) years, including, without limitation, (i) the decision to appoint Abidali Neemuchwala to the Board, how he was selected and vetted and what other candidates (if any) were considered; (ii) documentation regarding diversity initiatives of the Board, including its goals and approach to adding additional women and people of color to the Board; (iii) any external review conducted by any third parties regarding the performance of the Board and (iv) any director evaluations conducted pursuant to exchange listing standards or otherwise, including director self-evaluations. This request includes, without limitation, (A) Board or Committee books and presentations regarding the foregoing matters; (B) any questionnaires that any director nominees (including Mr. Neemuchwala) were required to provide (or have provided) in connection with the consideration of appointment to the Board and (C) the names of any advisors or consultants who have assisted in the selection of candidates, together with any analyses, information, recommendations or summaries, in written or electronic form, or other materials from outside consultants or advisers in respect of the selection or consideration of Board candidates.

(e) Governance Documentation: All written or electronic documents or other records relating to the Company’s consideration of modifying its staggered Board and/or separating the Chairman and Chief Executive Officer roles in the last five (5) years. This request includes, without limitation, copies of all minutes of meetings of, or presentations made to, the Board or any Committee discussing or considering modifying its staggered Board and/or separating the Chairman and Chief Executive Officer roles, as well as all analyses, recommendations and summaries, in written or electronic form, or other materials prepared by outside consultants or advisors to the Company, Board and/or any Committee with respect to these matters.

(f) Finance Committee Documentation: All written and electronic documents or other records pertaining to (i) the formation of the Finance Committee of the Board, including a description of the purpose and authority of the Finance Committee and a copy of its charter or other mandate and (ii) the dissolution of the Finance Committee, including a description of the reason it was dissolved. In addition, please provide copies of all minutes of the meetings of the Finance Committee from its formation through and including its dissolution, together with any minutes of meetings of the Board or any Committee thereof that discusses the formation and/or dissolution of the Finance Committee.

(g) Records Related to the Polaris Transactions: All written or electronic documents or other records pertaining to (i) the Company’s consideration of a potential investment in, or business combination with, Polaris Consulting and Services, Ltd. or any affiliate thereof (“Polaris”); (ii) the minutes of any meeting of the Board or any Committee, or resolutions of the Board or any Committee and any materials presented to or provided to the Board or Committee, relating to a potential investment in, or business combination with, Polaris in 2015 or 2016, or subsequent investments or acquisitions through the fiscal year ended March 31, 2020 (collectively, the “Polaris Acquisition”); (iii) any advisors or consultants engaged by the Company for matters related to the Polaris Acquisition; (iv) any analyses, information, recommendations, opinions (including fairness opinions) and summaries, in written or electronic form, prepared by J.P. Morgan or other consultants or advisers relating to the Polaris Acquisition and presented to or provided to the Board, any Committee, their respective individual members or management of the Company; (v) the role of Citibank (or its affiliates) in the Polaris Acquisition, including their status as a preferred vendor and (vi) the effect of the Polaris Acquisition on management compensation, including potential changes to management compensation in light of the incremental revenue anticipated to be provided by the Polaris Acquisition.

2. Delivery; Purpose

All information requested in Section 1 hereof should be provided in hard copy (paper) form, as well as on CD-ROM, electronically transmitted file, or similar electronic medium (any such electronic storage medium, an “Electronic Medium”).

This demand is a continuing demand. The Holder demands that all modifications, additions or deletions to any and all information referred to above be forthwith furnished as such modifications, additions or deletions become available to the Company or its agents or representatives.

Upon presentment of appropriate documentation therefore, the Holder will bear the reasonable costs incurred by the Company, including those of its transfer agent(s) or registrar(s), in connection with the production of the information demanded, provided that if such cost is anticipated to exceed $10,000 in the aggregate, the Holder requests that the Company contact it in advance of incurring such expenditure so that the Holder may consider the cost and alternatives ways of receiving the requested information.

The purpose of the requests in this demand is to enable the Holder and certain of its affiliates and its representatives to, among other things:

•	Investigate whether the Board and the Committees have provided adequate oversight over management with respect to the operating performance, capital allocation and public disclosures of the Company;

•	Investigate whether the public disclosures made by the Company with respect to margin improvement and revenue diversification were based on good faith assumptions and well-grounded strategic plans;

•

Investigate whether management of the Company and the Board have taken actions in response to the requests of the Record Holder and its affiliates (including the request for representation on the Board) that are intended to entrench the management of the Company and the Board in a manner that is not in the best interests of all stockholders;

•

Investigate the Board’s consideration of the governance structure of the Company (including the staggered Board and the lack of separation of the Chairman and Chief Executive Officer roles) and whether the governance structure has resulted in a lack of accountability of management and undue influence of the Chairman and Chief Executive Officer;

•

Investigate whether the Chairman and Chief Executive Officer asserted undue influence on the Board regarding the strategic direction of the Company and management compensation arrangements (and the methodology with respect thereto) to the detriment of the stockholders of the Company;

•

Investigate whether the Board and the Compensation Committee thereof acted improperly through its approval of management compensation that is misaligned with stockholder returns and the publicly stated objectives of the Company;

•

Investigate the role of the Finance Committee and the reasons its was dissolved, including whether the Chairman and Chief Executive Officer exercised undue influence over a committee that presumably would have insight and perspective on the margin improvement and revenue diversification initiatives that the Company publicly disclosed;

•	Investigate whether the Board is taking appropriate steps to ensure diversity on the Board and the protection of stockholder interests;

•

Investigate the impact of the Polaris Acquisition and the motivations of the Board and management with respect thereto, including whether due and adequate consideration was given by the Board to the incentives of the Chairman and Chief Executive Officer with respect thereto; and

•	To communicate with other holders of Common Stock with respect to matters relating to their interests as stockholders.

The Holder represents that (a) it is seeking this inspection for proper purposes reasonably related to its interest as a stockholder, including those identified above and (b) it will not sell the requested information to any person, give the requested information to any competitor of the Company, or otherwise use the information for any improper purpose.

The records enumerated in this demand are directly connected with the above purposes of this demand.

The Holder hereby designates and authorizes Russell Leaf and Jared Fertman of Willkie Farr & Gallagher LLP, Stephen Jenkins of Ashby & Geddes, P.A., and any other persons designated by them or by the Holder, acting singly or in any combination, to receive the records herein requested.

Pursuant to Section 220 of the DGCL, Virtusa is required to respond to this demand within five business days of the date hereof. Accordingly, please advise the Holder’s counsel, Russell Leaf, at (212) 728-8593 or Jared Fertman at (212) 728-8670, email: rleaf@willkie.com and jfertman@willkie.com as promptly as practicable within the requisite timeframe, when copies of the records herein requested will be produced. If the Company contends that this request is incomplete or is otherwise deficient in any respect, please notify Messrs. Leaf and Fertman setting forth any facts that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Holder will assume that the Company agrees that this request complies in all respects with the requirements of the DGCL. The Holder reserves the right to withdraw or modify this request at any time.

Very truly yours,

New Mountain Vantage Advisers, L.L.C.

/s/ Dan Riley
Name: Dan Riley
Title: Portfolio Manager

State of New York)

) ss:

County of Nassau)

Dan Riley, Portfolio Manager of New Mountain Vantage Advisers, L.L.C., being sworn, states: I executed the foregoing letter, and the information and facts stated therein regarding the Holder’s ownership and the purpose of this demand for inspection are true and correct. Such inspection is reasonably related to the Holder’s interest as a stockholder and is not desired for a purpose which is in the interest of a business or object other than the business of Virtusa Corporation.

By:	/s/ Dan Riley
Dan Riley
Portfolio Manager

Subscribed and sworn to before me

this 27th day of July, 2020.

/s/ Michael K. Beetle

Notary Public

My commission expires: August 18, 2023

IMPORTANT INFORMATION

New Mountain Vantage LO, L.P., New Mountain Vantage Focus, L.P., New Mountain Vantage (California) II, L.P., New Mountain Vantage, L.P. and New Mountain Vantage Co-Invest II, L.P., together with the other participants named herein (collectively, “New Mountain Vantage”), intend to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2020 annual meeting of the stockholders of Virtusa Corporation, a Delaware corporation (the “Company”).

NEW MOUNTAIN VANTAGE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The “participants” in the proxy solicitation are New Mountain Vantage LO, L.P., a Delaware limited partnership (“NMVLO”), New Mountain Vantage Focus, L.P., a Delaware limited partnership (“NMVF”), New Mountain Vantage (California) II, L.P., a Delaware limited partnership (“NMVCaII”), New Mountain Vantage, L.P., a Delaware limited partnership (“NMV”), New Mountain Vantage Co-Invest II, L.P., a Cayman Islands exempt limited partnership (“NMVCII”), New Mountain Vantage GP, L.L.C., a Delaware limited liability company (“Vantage GP”), New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company (“NMV Advisers”), Michael J. Baresich, Ramakrishna Prasad Chintamaneni, Patricia B. Morrison, Chad Fauser and Nadia Shouraboura.

As of the date hereof, NMVLO, NMVF, NMVCaII, NMV, NMVCII and their affiliates are, or may be, deemed to beneficially own 2,979,665 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), representing approximately 9.89% of the outstanding shares of Common Stock. As of the date hereof, NMVLO beneficially owns 33,749 shares of Common Stock, representing approximately 0.11% of the outstanding shares of Common Stock, NMVF beneficially owns 144,256 shares of Common Stock, representing approximately 0.48% of the outstanding shares of Common Stock, NMVCaII beneficially owns 534,594 shares of Common Stock, representing approximately 1.77% of the outstanding shares of Common Stock, NMV beneficially owns 478,923 shares of Common Stock, representing approximately 1.59% of the outstanding shares of Common Stock and NMVCII beneficially owns 1,788,143 shares of Common Stock, representing approximately 5.93% of the outstanding shares of Common Stock. Vantage GP, as the general partner of NMVLO, NMVF, NMVCaII, NMV and NMVCII, is, or may be, deemed to beneficially own the 2,979,665 shares of Common Stock beneficially owned by NMVLO, NMVF, NMVCaII, NMV and NMVCII, representing approximately 9.89% of the outstanding shares of Common Stock. NMV Advisers, as the investment adviser and manager of NMVLO, NMVF, NMVCaII, NMV and NMVCII, is, or may be, deemed to beneficially own the 2,979,665 shares of Common Stock beneficially owned by NMVLO, NMVF, NMVCaII, NMV and NMVCII, representing approximately 9.89% of the outstanding shares of Common Stock.

As of the date hereof, none of Mr. Baresich, Mr. Chintamaneni, Ms. Morrison, Mr. Fauser or Ms. Shouraboura beneficially owns any shares of Common Stock.

NMVCII has entered into notional principal amount derivative agreements in the form of cash settled swaps (the “Cash Derivative Agreements”) with respect to 272,382 shares of Common Stock, representing economic exposure in the Company comparable to approximately 0.90% of the outstanding shares of Common Stock. The Cash Derivative Agreements provide the holders with economic results that are comparable to the economic results of ownership of shares of Common Stock but do not provide them with the power to vote or direct the voting or dispose of or direct the disposition of the shares of Common Stock that are referenced in the Cash Derivative Agreements.